UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 5, 2010
UNICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51461	04-3174345

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Tracer Lane Waltham, Massachusetts	02451

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 839-8000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
As previously disclosed, Unica Corporation, a Delaware corporation (“Unica”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 12, 2010, with International Business Machines Corporation (“IBM”) and Amaroo Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of IBM. On October 5, 2010, at a special meeting of Unica stockholders held in Boston, Massachusetts, Unica’s stockholders voted to adopt the Merger Agreement. On October 5, 2010, in accordance with the Merger Agreement and the Delaware General Corporation Law, Merger Sub merged with and into Unica (the “Merger”), with Unica continuing as the surviving corporation of the Merger and becoming a wholly-owned subsidiary of IBM.
Under the terms of the Merger Agreement, at the effective time, each share of common stock issued and outstanding immediately prior to the effective time of the Merger, subject to certain exceptions described in the Merger Agreement, was converted into the right to receive $21.00 in cash, without interest and less any applicable withholding taxes.
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to Unica’s Current Report on Form 8-K filed with the SEC on August 13, 2010 and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In connection with the completion of the Merger, on October 5, 2010, Unica notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and requested that trading in Unica’s common stock, par value $.01 per share (“Unica’s Common Stock”), be suspended and that Unica’s Common Stock be withdrawn from listing on Nasdaq as of the close of market on October 5, 2010. Nasdaq filed with the Securities and Exchange Commission (“SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister Unica’s Common Stock. As a result, Unica’s Common Stock will no longer be listed or trade on Nasdaq. Unica will file a Form 15 with the SEC to deregister Unica’s Common Stock under Sections 12(b) and 12(g) of the Exchange Act and to suspend the reporting obligations of Unica under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.
On October 5, 2010, as a result of the Merger, each share of Unica’s Common Stock issued and outstanding immediately prior to the effective time of the Merger, subject to certain exceptions described in the Merger Agreement, was converted into the right to receive $21.00 in cash, without interest and less any applicable withholding tax.

Item 5.01.	Changes in Control of Registrant.
The information disclosed in Item 2.01 is hereby incorporated by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICA CORPORATION
Date: October 6, 2010	By:	/s/ Kevin P. Shone
Kevin P. Shone
Chief Financial Officer and Senior Vice President (Principal Financial Officer)